Exhibit 99.2

Letter of Intent (LOI) – ResolutionRx Inc.

Private & Confidential

This LOI summarizes the principal terms of the proposed equity financing by Cantheon Capital, LLC (the “Investor” or “Cantheon”) through a private placement for ResolutionRx Ltd (the “Company” or “ResolutionRx”), an Australian unlisted public company with the intent to list on the Australian Securities Exchange (“ASX”), NASDAQ Capital Market, or any market equal to or higher than the OTCQB marketplace within eighteen months of the anniversary date of the services agreement (“Services Agreement”) with iNGENu CRO Pty Ltd (“iNGENu”)) and ResolutionRx. At the date of this LOI, ResolutionRx is a wholly-owned subsidiary of RespireRx Pharmaceuticals Inc., a Delaware corporation (“RespireRx”).

The Cantheon investment will be a United States private placement, exempt from registration under the securities laws, rules and regulations of the United States (“US”) and the various states of the US which will be undertaken by ResolutionRx with the intention of being part of, but not be limited to a larger financing of Series A Shares (defined below) and other financings.

The Total Fundraising will include funds for corporate expenses in addition to R&D, but Cantheon’s investment will be exclusively limited to 25% of the Australian clinical trial budget as elucidated in ResolutionRx approved invoices from iNGENu. Cantheon will fund by payment directly to iNGENu on ResolutionRx’s behalf, 25% of the approved clinical trial invoices rendered by iNGENu to ResolutionRx.

The terms of this term sheet (“Term Sheet”) are binding, subject only to, (i) satisfactory completion of definitive documents substantially consistent with the terms of this Term Sheet, (ii) satisfactory completion of due diligence, (iii) the iNGENu services agreement is valid and enforceable by all parties and (iv) the development and commercialization rights to the RespireRx cannabinoid program have been sub-licensed, licensed, assigned, transferred or otherwise made available to ResolutionRx.

Terms
1.	Issuer	ResolutionRx Ltd ACN 664 925 651 (“Company”)
2.	Amount of Investment

US$3,125,000 (which investment may be in either US dollars or the Australian dollar equivalent).

Investment shall be in the form of purchase of Series A Shares as defined below and shall be made by direct payment to iNGENu on ResolutionRx’s behalf, upon presentation of approved invoices rendered by iNGENu to ResolutionRx, all committed at the same price, each to be funded in an amount equal to 25% of the iNGENu invoice amount for clinical trials.

3.	Payment upon Presentation of Approved invoice	By direct payment to iNGENu on ResolutionRx’s behalf, upon presentation of approved invoices rendered by iNGENu.
4.	Issuance Price – 90% of the lower of the valuation in the independent valuation report ordered by RespireRx or US$25 million

The issuance price shall be US$0.90 per Series A Share (assumes 90% of a US$25 mm independent valuation and is subject to adjustment downward, but not upward, based upon the result of the independent valuation). This represents 3,472,222 preference shares.

Ordinary share equivalent per share pricing is US$.90.

5.	Securities Purchased

ResolutionRx Series A Preference Shares ((“Series A Shares”) the Certificate of Designation of Series A Preference Shares may be viewed at the following link as Schedule I to Exhibit 99.1 of the RespireRx Current Report on Form 8-K, filed with the US Securities and Exchange Commisson on May 5, 2023:

https://www.sec.gov/Archives/edgar/data/849636/000149315223015589/ex99-1.htm).

Investor shall represent that it is an accredited investor as defined in Rule 501 of the Securities Act of 1933, as amended.

6.	Origination Fee and Conversion

Origination Fee: 1% paid in Series A Shares.

Conversion: Conversion shall at all times be paid with Ordinary Shares and not in cash. The Preference Shares are subject to a mandatory and automatic conversion the day before the IPO, or if an IPO has not occurred within eighteen months of the anniversary date of the services agreement with iNGENu, on the third anniversary or upon the occurrence of certain corporate events, such as, but not limited to a merger with or acquisition by another entity, sale of control of ResolutionRx or sale of substantially all of the assets of the Company.

7.	Listing

ResolutionRx will represent that it will reasonably endeavour to ensure that the Ordinary Shares will be listed for trading on the ASX within eighteen months of the anniversary date of the services agreement with iNGENu. Such listing will be either by IPO, backdoor (shell merger) or direct listing or another mutually agreed method.

Cantheon shall cooperate in good faith and provide reasonable assistance to achieve the IPO.

8.	Use of Proceeds	The Company shall use the proceeds from this financing from Cantheon to fund clinical trials.
9.	Condition

ResolutionRx estimates that it will incur approximately US$16,530,571 during the performance of the R&D.

Cantheon Capital agrees to purchase Series A Shares in the US exempt private placement in tranches corresponding to the approved invoice amounts (as defined in the definitive documents) by iNGENu for clinical trials totaling US$ 3,125,000 over the life of the R&D program, estimated to be approximately two and a half years. Cantheon shall have weighted average anti-dilution provisions.

10.	Capitalization Table	See Exhibit A to this Term Sheet.

OTHER TERMS
11.	Confidentiality	This LOI and its contents are intended for the exclusive use of the Investor and shall not be disclosed by the Investor to any person other than the Investor’s legal and financial advisors, a shareholder or member of the Investor or any of the Investor’s officers, directors and employees for the purposes of the proposed transaction unless the prior written consent of ResolutionRx is obtained. To the extent public disclosure of this LOI is required or deemed advisable by ResolutionRx or RespireRx counsel, ResolutionRx and/or RespireRx shall have the right to make such disclosure either directly or via RespireRx or both. To the extent public disclosure is not required, but deemed desirable by ResolutionRx, the Company shall provide Investor with a draft of such disclosure for Investor’s approval which shall not be unreasonably withheld.
12.	Brokers	Investor and ResolutionRx represent that no brokers or agents were involved in the origination or consummation of the transaction contemplated in this Term Sheet and that the 1% equity origination fee is payable in Series A Shares only to Cantheon.
13.	Governing Laws	This LOI, and all related agreements will be governed by and interpreted in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.
14.	Private Placement	The equity financing will be conducted as a private placement, exempt from registration and only to accredited investors pursuant to the laws, rules and regulations of the US and the states therein. To the extent an analogous private placement is conducted in Australia and the states therein, the Australian offering shall be conducted in a manner that provides for exemption from registration under and compliance with Australian laws, rules and regulations.
15.	Post-Closing Actions	ResolutionRx and/or RespireRx will continue equity raises for the foreseeable future. ResolutionRx, RespireRx and Cantheon shall publicly announce the completion of the first tranche that will disclose the terms of the definitive agreement(s) and, as may be required or advisable, each tranche thereafter.

ResolutionRx Ltd		Cantheon Capital, LLC

By:	/s/ Jeff Eliot Margolis	By:	/s/ William F. Cronin
Name:	Jeff Eliot Margolis	Name:	William (Bill) Cronin
Office or Title:	Senior Financial Officer	Office or Title:	Partner

EXHIBIT A

	Ordinary Shares	Series A Preference Shares*
Shareholder
RespireRx	25,000,000	0
US Private Offer	0	3,472,222
US Private Offer Equity Origination Fee]	0	34,722
Investors in the Offering (maximum)	0	13,333,332
Total	25,000,000	16,840,276
Total assuming full conversion of Series A Preference Shares	41,840,276	0
*Each Series A Preference Share will convert into one Ordinary Share, subject to any adjustment permitted under the terms of issue of the Series A Preference Shares.